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                             [LETTERHEAD]




                                        JULIA L. DAVIDSON
                                        415 843-5127
                                        davidsonjl@cooley.com


November 18, 1996




Cadence Design Systems, Inc.
2655 Seely Road
Building 5, M55B2
San Jose, California  95134

RE:  CADENCE DESIGN SYSTEMS, INC.

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Cadence Design Systems, Inc. (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission covering the underwritten offering of up to 5,750,000 shares of the Company's Common Stock (the "Shares"), with a par value of $0.01 (the "Common Stock"), including 750,000 shares of Common Stock for which the Underwriters will be granted an over-allotment option pursuant to the Underwriting Agreement. Defined terms used herein shall have the meanings attributed to such terms in the Registration Statement unless otherwise stated herein.

In connection with this opinion, we have examined the Registration Statement, the Company's Certificate of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement, will be validly issued, fully paid, and nonassessable.

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Cadence Design Systems, Inc.
November 18, 1996
Page 2


We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

Very truly yours,

Cooley Godward llp


/s/ Julia L. Davidson

Julia L. Davidson


cc:  R.L. Smith McKeithen, Esq.
     Alan C. Mendelson, Esq.